Exhibit 99.1
News Release

Dell Technologies Announces Distribution Ratio for VMware Spin-Off
Special Dividend

ROUND ROCK, Texas – October 29, 2021

Dell Technologies (NYSE: DELL) announces the final distribution ratio for the special dividend of its shares of VMware, Inc. Class A common stock and Class B common stock to Dell Technologies stockholders is 0.440626. Accordingly, Dell Technologies stockholders will receive 0.440626 of a share of VMware Class A common stock for each share of Dell Technologies common stock held as of 5:00 p.m. ET on October 29, 2021. Each share of VMware Class B common stock will be converted into one share of VMware Class A common stock in connection with the distribution and prior to the receipt by Dell Technologies’ stockholders of such shares. Dell Technologies stockholders will receive cash in lieu of any fractional shares of VMware Class A common stock.

The distribution is expected to be completed on November 1, 2021 following the satisfaction of certain closing conditions.

Information about the foregoing matters and other information can be found in the company’s current report on Form 8-K furnished to the Securities and Exchange Commission.

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About Dell Technologies
Dell Technologies (NYSE:DELL) helps organizations and individuals build their digital future and transform how they work, live and play. The company provides customers with the industry’s broadest and most innovative technology and services portfolio for the data era.

CONTACTS:
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Dell Technologies Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and similar expressions as they relate to Dell Technologies or its management are intended to identify these forward-looking statements. Forward-looking statements in this news release include statements by Dell Technologies regarding its expectations concerning the company’s future growth in revenue, operating income, and non-GAAP diluted earnings per share, its future net income to adjusted free cash flow conversion, its return of adjusted free cash flow to shareholders, board approval of a quarterly dividend program and the annual dividend rate and other terms of any such program if approved, and its corporate family credit rating upon the completion of the previously announced spin-off of VMware, Inc. (“VMware”), and the expected timing, completion and effects of the spin-off transaction and related matters. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

Dell Technologies may not be able to complete the proposed spin-off transaction on the contemplated terms or other acceptable terms or at all because of a number of factors, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement governing the proposed transaction, the failure to obtain adequate financing sources for the VMware special dividend, the failure of VMware to satisfy certain rating agency criteria, and the effect of the announcement of the transaction on Dell Technologies’ ability to retain and hire key personnel and maintain relationships with its customers and suppliers, and on Dell Technologies’ operating results and business generally. Other risks, uncertainties, and other factors that could affect Dell Technologies’ ability to implement its capital allocation strategy and its results in future periods, include, but are not limited to, the following: the effects of the COVID-19 pandemic; competitive pressures; Dell Technologies’ reliance on third-party suppliers for products and components, including reliance on single-source or limited-source suppliers; Dell Technologies’ ability to achieve favorable pricing from its vendors; adverse global economic conditions and instability in financial markets; Dell Technologies’ execution of its growth, business, and acquisition strategies; the success of Dell Technologies’ cost efficiency measures; Dell Technologies’ ability to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to deliver high-quality products, software, and services; cyber-attacks or other data security incidents; Dell Technologies’ foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies’ product, services, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; material impairment of the value of goodwill or intangible assets; weak economic conditions and the effect of additional regulation on Dell Technologies’ financial services activities; counterparty default risks; the loss by Dell Technologies of any contracts for ISG services and solutions and its ability to perform such contracts at their estimated costs; loss by Dell Technologies of government contracts; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; disruptions in Dell Technologies’ infrastructure; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; compliance requirements of changing environmental and safety laws or other laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; Dell Technologies’ dependence on the services of Michael Dell and key employees; Dell Technologies’ level of indebtedness; and the impact of the financial performance of VMware.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect Dell Technologies’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Dell Technologies’ annual report on Form 10-K for the fiscal year ended January 29, 2021, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties, and other factors, including those identified in this release. Accordingly, you should not place undue reliance on the forward-looking statements made in this release, which speaks only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.